Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

THE WOODLANDS, Texas, February 28, 2019 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced consolidated fourth quarter 2018 earnings per share before discontinued operations attributable to TETRA stockholders of $0.04.  This compares to a consolidated net loss of $0.06 per share before discontinued operations attributable to TETRA stockholders in the third quarter of 2018, and a consolidated net loss per share before discontinued operations attributable to TETRA stockholders of $0.22 in the fourth quarter of 2017.

TETRA's adjusted per share results attributable to TETRA stockholders for the fourth quarter of 2018(1), before discontinued operations and excluding special items, was a net loss per share of $0.01.  This compares to an adjusted loss per share of $0.02 in the third quarter of 2018(1) and adjusted loss per share of $0.03 in the fourth quarter of 2017(1), before discontinued operations and excluding special items.

Fourth quarter 2018 revenue before discontinued operations was $282 million, an increase of 10% over the third quarter of 2018 and 41% over the fourth quarter of last year.

Total year 2018 revenue before discontinued operations was $999 million, an increase of 38% over 2017.

(1)

Adjusted earnings/loss per share is not a generally accepted accounting principle in the United States (“GAAP”). Please see Schedule F for the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure.)

Fourth Quarter 2018 Results
	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Thousands, Except per Share Amounts)
Revenue before discontinued operations	$282,471	$256,851	$200,081
Income (Loss) before discontinued operations	3,316	(12,852)	(31,726)
Adjusted EBITDA before discontinued operations(2)	46,609	41,803	29,635
GAAP EPS before discontinued operations attributable to TETRA stockholders	0.04	(0.06)	(0.22)
Adjusted EPS attributable to TETRA stockholders(2)	(0.01)	(0.02)	(0.03)
GAAP net cash provided by operating activities	44,953	13,760	27,761
TETRA only adjusted free cash flow from continuing operations(2)	$15,598	$(558)	$4,361

Total 2018 Results
	Twelve Months Ended
	December 31, 2018	December 31, 2017
	(In Thousands, Except per Share Amounts)
Revenue before discontinued operations	$998,775	$723,098
Net loss before discontinued operations	(42,725)	(44,794)
Adjusted EBITDA before discontinued operations(2)	160,918	122,066
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.16)	(0.19)
Adjusted EPS attributable to TETRA stockholders(2)	(0.05)	(0.14)
GAAP net cash provided by operating activities	46,586	64,595
TETRA only adjusted free cash flow from continuing operations(2)	$3,101	$24,455

(2)

These measures are not presented in accordance with GAAP. Please see the accompanying schedules for the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Fourth Quarter Highlights include:

•

Consolidated profit before taxes and before discontinued operations was $6.1 million, a $19.1 million sequential improvement.  Consolidated Adjusted EBITDA before discontinued operations of $46.6 million (16.5% of revenue) increased sequentially by $4.8 million primarily due to much stronger results in our Compression segment, which benefitted from one of the strongest new equipment sales quarters in its history.

•

Water & Flowback Services profit before taxes was $8.0 million, 10.1% of revenue.  Adjusted EBITDA of $15.9 million was unchanged from the third quarter despite a year-end slowdown in activity by many operators.  Revenue increased sequentially by $1.2 million.  Adjusted EBITDA margins were 19.9% in the fourth quarter compared to 20.3% in the third quarter 2018.

•

Completion Fluids & Products profit before taxes was $9.5 million, 14.7% of revenue. Adjusted EBITDA of $13.0 million compares to $12.5 million in the third quarter, driven by strong Gulf of Mexico and international offshore activity.

•

Compression net loss before taxes was $3.3 million.  Adjusted EBITDA increased to $29.2 million from $24.6 million in the third quarter due to one of the highest new equipment sales quarters in the segment’s history and stronger after-market activity. The Compression segment continues to see improving activity levels from service equipment being deployed into gathering and centralized gas lift systems and higher demand for aftermarket services.  Utilization of the service fleet increased from 86.3% at the end of the third quarter to 86.6% at the end of the fourth quarter.

•

Completed an acquisition in the Water & Flowback segment in the Appalachian region to increase our water management offerings and balance out our production testing business there, further boosting our integrated projects strategy.

Stuart M. Brightman, TETRA’s Chief Executive Officer, stated, “In the fourth quarter we saw several of our segments perform at or above our expectations, which was encouraging given the challenges our industry experienced as oil prices declined to the low $40s/bbl range and from Permian Basin take away constraints.   Water & Flowback Services revenue in the United States increased sequentially led by strong Permian and Mid-Con activity.  We continue to make progress and gain traction with our integrated water management offerings and are very pleased with the traction we are gaining by bundling our multiple service offerings with automation.  US offshore completion fluids revenue increased significantly and had the strongest quarter of the year. Compression revenue increased sequentially by 20% on higher new equipment sales and stronger aftermarket services.  We do not expect new equipment sales to continue early in 2019 at the fourth quarter levels, but given the lead time necessary to fabricate new equipment, we already have in the backlog the vast majority of new equipment sales that we expect to recognize in 2019.

“Water & Flowback Services fourth quarter 2018 revenue increased 1.5% sequentially to $79.8 million primarily due to strong Permian and Mid-Con activity, while the rest of the lower 48 slightly declined as customers exhausted their budgets or scaled back activity for the holidays. Although quarter on quarter the rig count was only up modestly, the inventory of drilled but uncompleted wells (DUC’s) continued to increase at a faster pace, especially in the Permian where they increased 18% since September 2018 according to the EIA.  While some customers scaled back in December for the holidays, others continued through the end of the year and into January.  Despite the slower completion activity in the fourth quarter, we continue to gain momentum and market share by integrating and automating our water management solutions. We are now providing more than 16 different integrated solution projects across multiple basins, up from 11 that we reported in the prior quarter. These integrated solutions are allowing us to differentiate ourselves and to provide more cost effective and efficient solutions to our customers. When fully implemented, these systems can reduce wellsite personnel requirements by up to 40%.  In the fourth quarter, we expanded these offerings into a fourth region and had at least one integrated project in each of the Permian, Appalachian, Mid-Con and the Rockies regions.  In December, we completed an acquisition in this segment that broadens our footprint in the Appalachian region and is expected to provide our customers an enhanced, more efficient, diverse and strategically positioned portfolio of integrated water management services in the Marcellus and Utica basins.  That acquisition was almost completely integrated within two months of closing and has already generated revenue and earnings above our initial expectations.  The purchase price included $7.7 million at closing, funded from cash on hand and a $1.5 million earn-out to be paid in 2019 upon the attainment of certain financial targets.

“Completion Fluids & Products revenue was $64.7 million for the fourth quarter of 2018, an increase of 2.5% from the third quarter of 2018 driven by strong offshore fluids sales.  During the fourth quarter, we experienced stronger completion fluid sales volumes in the Gulf of Mexico and internationally offshore than in previous quarters in 2018.  On our conference call last quarter, we reported that the TETRA CS Neptune® completion fluid projects anticipated for the fourth quarter of 2018 were pushed into 2019.  One of the anticipated projects was not completed by our customer as the customer decided to cancel the completion phase of the well.  The drilling phase of the second project continues but usage of the TETRA CS Neptune® fluids will be dependent on the formation pressures encountered and the completion would likely not be before the second half of 2019.  We are also currently in advanced discussions for a Gulf of Mexico project scheduled for this year and believe that the downhole pressures will require TETRA CS Neptune® completion fluid as the solution.   Beyond 2019 we are in discussions with two other major Gulf of Mexico deepwater operators for their lower tertiary development projects. These lower tertiary development projects will likely require our generation three TETRA CS Neptune® fluid, capable of achieving a density of 17 lbs/gallon.  The third generation technology is increasing the number of TETRA CS Neptune® completion fluid applications by significantly widening the downhole pressure window and we continue to make strides in the development of this solution as well as in testing it with our customers.

Our overall pipeline for the TETRA CS Neptune® completion fluid projects continues to build and our relationship with Halliburton to identify additional TETRA CS Neptune® completion fluid opportunities continues to gain traction.

“Fourth quarter 2018 Compression revenue increased 19.8% sequentially to $138.1 million, reflecting a strong market environment.  Compression and related services gross margin was 43.6%.  Compression and related services gross margins excluding the impact of a tax contingency of $2.1 million was 47.1% (see Schedule K for reconciliation of this non-GAAP financial measure), which decreased slightly from the third quarter due to slightly higher labor and inventory-related costs.  New equipment orders of $18.0 million were received in the fourth quarter while total orders received in 2018 were $188 million.  Our new equipment sales backlog was $105.2 million at the end of the fourth quarter, a decrease of $35 million from the end of the third quarter, which is primarily a function of strong equipment sales in the fourth quarter. We expect to deliver all of the backlog by year-end 2019. Compression loss before taxes for the fourth quarter of 2018 was $3.3 million compared to a $7.8 million loss for the third quarter of 2018.  Adjusted EBITDA was $29.2 million in the fourth quarter, compared to $24.6 million in the third quarter.  On December 20, 2018, CSI Compressco LP, a partially owned subsidiary (the “Partnership”), announced plans to reduce the quarterly common unit distribution for the fourth quarter from the $0.1875 per unit ($0.75 per unit per year) previously paid to $0.01 per unit ($0.04 per unit per year) for up to the following four quarters.  The Partnership’s intention is to review this reduction in the distribution in the second half of 2019.  The Partnership intends to use the savings from the reduced distributions to cash redeem the remaining outstanding Series A Convertible Preferred Units to avoid diluting the Partnership’s existing common unit holders as a result of the low trading price of the common units despite a strong earnings environment and outlook.  On January 22, 2019, the Partnership declared a cash distribution attributable to the fourth quarter of 2018 of $0.01 per outstanding common unit, which was paid on February 14, 2019 to common unitholders of record as of the close of business on February 1, 2019.  The distribution coverage ratio for the fourth quarter of 2018 was 28x.The Partnership’s goal as stated at the May 31, 2018 investor conference in New York City continues to be to improve its EBITDA leverage ratio from the current levels to 4.5x or below and it believes it is making progress towards that goal.”

Free Cash Flow and Balance Sheet

Consolidated net cash from operating activities for the fourth quarter of 2018 was $45.0 million.  TETRA only adjusted free cash flow in the fourth quarter was $15.3 million.  Consolidated net debt was $775.5 million, while TETRA only net debt was $158.3 million (see Schedules H and I for reconciliations of these non-GAAP financial measures).  At the end of the fourth quarter TETRA only non-restricted cash was $24.2 million.

Special items

Special items, including Discontinued Operations, incurred in the fourth quarter, as detailed on Schedule F, include the following:

•	$11.2 million non-cash gain for TETRA stock warrant fair value adjustment
•	$2.1 million non-cash gain for the fair value adjustment of CSI Compressco’s Series A Convertible Preferred Units
•	$0.8 million of transaction expenses related to acquisition activities
•	$0.3 million non-cash expense for a fair value adjustment of the SwiftWater earn-out obligation
•	$2.1 million expense for CSI Compressco non-income tax contingency
•	$0.7 million non-cash expense for fixed assets/intangible impairment and other charges

Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule F.

Conference Call

TETRA will host a conference call to discuss these results today, February 28, 2019, at 10:30 a.m. ET. The phone number for the call is 1-888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529 conference number 10127858, for one week following the conference call and the archived webcast call will be available through the Company’s website for 30 days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman

Ph: 281-367-1983

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

Schedule F: Special Items

Schedule G: Non-GAAP Reconciliation to GAAP Financials

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations

Schedule K: Non-GAAP Reconciliation to Compression and Related Services Gross Profit and Gross Margin Excluding the Impact of Tax Contingency

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of SwiftWater Energy Services and expected results of operational business segments for 2019, including levels of CSI Compressco’s cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In Thousands, Except per Share Amounts)
Revenues	$282,471	$200,081	$998,775	$723,098

Cost of sales, services, and rentals	206,561	142,852	717,931	498,131
Depreciation, amortization, and accretion	30,045	25,803	114,925	104,053
Impairments and other charges	681	14,876	3,621	14,876
Insurance recoveries	—	—	—	(2,352)
Total cost of revenues	237,287	183,531	836,477	614,708
Gross profit	45,184	16,550	162,298	108,390

General and administrative expense	33,580	29,518	132,446	115,414
Interest expense, net	18,700	14,497	70,946	57,246
Warrants fair value adjustment (income) expense	(11,151)	6,267	(11,129)	(5,301)
CCLP Series A Preferred fair value adjustment	(2,077)	1,365	(733)	(2,975)
Litigation arbitration award (income)	—	—	—	(12,816)
Other (income) expense, net	(9)	54	7,194	865
Income (loss) before taxes and discontinued operations	6,141	(35,151)	(36,426)	(44,043)
Provision for income taxes	2,825	(3,425)	6,299	751
Income (Loss) before discontinued operations	3,316	(31,726)	(42,725)	(44,794)
Discontinued operations:
Loss from discontinued operations, net of taxes	(584)	(3,248)	(41,515)	(17,389)
Net income (loss)	2,732	(34,974)	(84,240)	(62,183)
Net (income) loss attributable to noncontrolling interest	2,200	6,235	22,623	23,135
Net income (loss) attributable to TETRA stockholders	$4,932	$(28,739)	$(61,617)	$(39,048)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$0.04	$(0.25)	$(0.50)	$(0.34)
Weighted average shares outstanding	125,717	114,696	124,101	114,499

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$0.04	$(0.25)	$(0.50)	$(0.34)
Weighted average shares outstanding	125,789	114,696	124,101	114,499

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In Thousands)
Revenues by segment:
Completion Fluids & Products	$64,675	$56,305	$257,408	$257,851
Water & Flowback Services	79,783	61,308	303,072	171,621
Compression	138,066	83,105	438,673	295,587
Eliminations and other	(53)	(637)	(378)	(1,961)
Total revenues	$282,471	$200,081	$998,775	$723,098

Gross profit (loss) by segment:
Completion Fluids & Products	$14,464	$10,918	$48,675	$71,022
Water & Flowback Services	13,691	(5,031)	55,247	2,319
Compression	17,197	10,403	59,017	35,114
Eliminations and other	(168)	260	(641)	(65)
Total gross profit	$45,184	$16,550	$162,298	$108,390

Income (loss) before taxes and discontinued operations by segment:
Completion Fluids & Products	$9,480	$6,406	$30,623	$63,891
Water & Flowback Services	8,044	(9,718)	28,712	(12,816)
Compression	(3,280)	(9,719)	(33,797)	(37,246)
Eliminations and other	(8,103)	(22,120)	(61,964)	(57,872)
Total income (loss) before taxes and discontinued operations	$6,141	$(35,151)	$(36,426)	$(44,043)

Please note that the above results by Segment include special charges and expenses. Please see Schedule F for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	December 31, 2018	December 31, 2017
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$40,038	$26,128
Accounts receivable, net	187,592	144,051
Inventories	143,571	115,438
Assets of discontinued operations	1,354	34,879
Note receivable, including accrued interest	7,544	—
Other current assets	20,592	17,858
PP&E, net	853,931	809,432
Long-term assets of discontinued operations	—	86,255
Other assets	130,905	74,573
Total assets	$1,385,527	$1,308,614

Liabilities of discontinued operations	$4,145	$25,688
Other current liabilities	196,206	148,026
Long-term debt (1)	815,560	629,855
Long-term portion of asset retirement obligations	12,202	11,738
CCLP Series A Preferred	27,019	61,436
Warrants liability	2,073	13,202
Long-term liability of discontinued operations	—	48,225
Other long-term liabilities	15,573	17,883
Equity	312,749	352,561
Total liabilities and equity	$1,385,527	$1,308,614

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt (Unaudited)

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under an asset-based bank credit agreement and term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate asset-based bank credit agreement and two series of senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	December 31, 2018	December 31, 2017
	(In Thousands)
TETRA
Term credit agreement	$ 182,547	$ —
TETRA asset-based credit agreement	—	—
TETRA 11% Senior Note	—	117,679
TETRA total debt	182,547	117,679
Less current portion	—	—
TETRA total long-term debt	$182,547	$117,679

CSI Compressco LP
CCLP Prior Credit Facility	$—	$223,985
CCLP asset-based credit agreement	—	—
7.25% Senior Notes	289,797	288,191
7.50% Senior Secured Notes	343,216	—
CCLP total debt	633,013	512,176
Less current portion	—	—
CCLP total long-term debt	$633,013	$512,176
Consolidated total long-term debt	$815,560	$629,855

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule F: Special Items (Unaudited)

	Three Months Ended
	December 31, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Loss attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,822)	$(803)	$(1,909)	$(1,110)	$(0.01)
Stock Warrant fair value adjustment	11,150	2,342	—	8,808	0.07
Convertible Series A preferred fair value adjustments	2,077	436	1,662	(21)	0.00
Other costs and expenses	(773)	(162)	—	(611)	0.00
Earnout adjustment	300	63	—	237	0.00
Non-income tax contingency	(2,110)	(443)	(1,476)	(191)	0.00
Impairments and other charges	(681)	(143)	(477)	(61)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	1,535	—	(1,535)	(0.01)
Net income (loss) before discontinued operations	6,141	2,825	(2,200)	5,516	0.04
Loss from discontinued operations				(584)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$4,932	$0.04

	Three Months Ended
	September 30, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Loss attributable to TETRA stockholders, excluding special items and discontinued operations	$(8,823)	$(1,854)	$(4,646)	$(2,323)	$(0.02)
Stock warrant fair value adjustment	179	38	—	141	0.00
Convertible Series A preferred fair value adjustments	(498)	(105)	(362)	(31)	0.00
Other costs and expenses	(426)	(89)	(112)	(225)	0.00
Earnout adjustment	600	126	—	474	0.00
Financing costs	(1,040)	(218)	—	(822)	(0.01)
Impairments and other charges	(2,940)	(617)	—	(2,323)	(0.02)
Effect of deferred tax valuation allowance and other related tax adjustments	—	2,623	—	(2,623)	(0.02)
Net income (loss) before discontinued operations	(12,948)	(96)	(5,120)	(7,732)	(0.06)
Loss from discontinued operations				796	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(6,936)	$(0.06)

	Three Months Ended
	December 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Loss attributable to TETRA stockholders, excluding special items and discontinued operations	$(11,474)	$(3,442)	$(5,150)	$(2,882)	$(0.03)
Impairments and other charges, including inventory adjustments	(14,784)	(4,435)	—	(10,349)	(0.09)
Severance expense	(87)	(26)	—	(61)	0.00
Stock Warrant fair value adjustment	(6,266)	(1,880)	—	(4,386)	(0.04)
Bad debt expense from customer bankruptcies	(100)	(30)	—	(70)	0.00
CCLP series A Preferred fair value adjustment	(1,365)	(410)	(965)	10	0.00
Software implementation	(194)	(58)	(120)	(16)	0.00
Transaction costs	(881)	(264)	—	(617)	(0.01)
Effect of deferred tax valuation allowance and other related tax adjustments	—	7,120	—	(7,120)	(0.06)
Net income (loss) before discontinued operations	(35,151)	(3,425)	(6,235)	(25,491)	(0.22)
Loss from discontinued operations				(3,248)	(0.03)
Net Income (loss) attributable to TETRA stockholders, as reported				$(28,739)	$(0.25)

	Twelve Months Ended
	December 31, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Loss attributable to TETRA stockholders, excluding special items and discontinued operations	$(32,334)	$(6,734)	$(19,044)	$(6,556)	$(0.05)
Severance expense	(116)	(24)	(9)	(83)	0.00
Stock Warrant fair value adjustment	11,129	2,338	1,662	7,129	0.06
Convertible Series A preferred fair value adjustments	733	154	(929)	1,508	0.01
Prior debt issuance costs	(3,541)	(744)	(2,238)	(559)	0.00
Other costs and expenses	(2,126)	(445)	(112)	(1,569)	(0.01)
Earnout adjustment	(3,400)	(714)	—	(2,686)	(0.02)
Financing costs	(1,040)	(218)	—	(822)	(0.01)
Non-income tax contingency	(2,110)	(443)	(1,476)	(191)	0.00
Impairments and other charges	(3,621)	(760)	(477)	(2,384)	(0.02)
Effect of Deferred Tax Valuation Allowance and other related tax adjustments	—	13,889	—	(13,889)	(0.11)
Net Income (loss) before discontinued operations	(36,426)	6,299	(22,623)	(20,102)	(0.16)
Loss from discontinued operations				(41,515)	(0.34)
Net Income (loss) attributable to TETRA stockholders, as reported				$(61,617)	$(0.50)

	Twelve Months Ended
	December 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Loss attributable to TETRA stockholders, excluding special items and discontinued operations	$(46,564)	$(13,969)	$(16,237)	$(16,358)	$(0.14)
Impairments and other charges, including inventory adjustments	(14,784)	(4,435)	—	(10,349)	(0.09)
Severance expense	(1,036)	(311)	(38)	(687)	(0.01)
Stock Warrant fair value adjustment	5,301	1,591	—	3,710	0.03
Bad debt expense from customer bankruptcies	(203)	(61)	—	(142)	0.00
CCLP series A Preferred fair value adjustment	2,975	893	(5,307)	7,389	0.06
Legal Award	12,879	3,864	—	9,015	0.08
Software implementation	(974)	(292)	(1,553)	871	0.01
Transaction costs	(1,637)	(491)	—	(1,146)	(0.01)
Effect of deferred tax valuation allowance and other related tax adjustments	—	13,962	—	(13,962)	(0.12)
Net Income (loss) before discontinued operations	(44,043)	751	(23,135)	(21,659)	(0.19)
Loss from discontinued operations				(17,389)	(0.15)
Net Income (loss) attributable to TETRA stockholders, as reported				$(39,048)	$(0.34)

Schedule G: Non-GAAP Reconciliation to GAAP Financials (Unaudited)

	Three Months Ended
	December 31, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products			$9,480	$—	$9,480	$(164)	$3,723	$—	$13,039
Water & Flowback Services			8,043	(300)	7,743	10	8,151	—	15,904
Compression			(3,282)	714	(2,568)	13,367	18,004	380	29,183
Eliminations and other			4	—	4	—	(4)	—	—
Subtotal			14,245	414	14,659	13,213	29,874	380	58,126
Corporate and other			(8,104)	(10,377)	(18,481)	5,487	171	1,306	(11,517)
TETRA excluding Discontinued Operations	$3,316	$2,825	$6,141	$(9,963)	$(3,822)	$18,700	$30,045	$1,686	$46,609

	Three Months Ended
	September 30, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products			$8,713	$—	$8,713	$(70)	$3,846	$—	$12,489
Water & Flowback Services			5,809	2,340	8,149	5	7,765	—	15,919
Compression			(7,844)	675	(7,169)	13,690	17,682	367	24,570
Eliminations and other			5	—	5	1	(5)	—	1
Subtotal			6,683	3,015	9,698	13,626	29,288	367	52,979
Corporate and other			(19,631)	1,111	(18,520)	5,268	172	1,904	(11,176)
TETRA excluding Discontinued Operations	$(12,852)	$(96)	$(12,948)	$4,126	$(8,822)	$18,894	$29,460	$2,271	$41,803

	Three Months Ended
	December 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products			$6,407	$83	$6,490	$(85)	$4,019	$—	$10,424
Water & Flowback Services			(9,718)	15,212	5,494	(3)	4,327	—	9,818
Compression			(9,719)	1,559	(8,160)	10,985	17,280	(934)	19,171
Eliminations and other			5	—	5	—	(5)	—	—
Subtotal			(13,025)	16,854	3,829	10,897	25,621	(934)	39,413
Corporate and other			(22,126)	7,147	(14,979)	3,600	182	1,419	(9,778)
TETRA excluding Discontinued Operations	$(31,726)	$(3,425)	$(35,151)	$24,001	$(11,150)	$14,497	$25,803	$ 485	$29,635

	Twelve Months Ended
	December 31, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products			$30,623	$70	$30,693	$(599)	$15,345	$—	$—	$45,439
Water & Flowback Services			28,712	6,373	35,085	—	28,439	—	—	63,524
Compression			(33,797)	5,788	(28,009)	51,905	70,500	639	—	95,035
Eliminations and other			11	—	11	—	(17)	—	—	(6)
Subtotal			25,549	12,231	37,780	51,306	114,267	639	—	203,992
Corporate and other			(61,975)	(8,137)	(70,112)	19,640	658	6,740	—	(43,074)
TETRA excluding Discontinued Operations	$(42,725)	$6,299	$(36,426)	$4,094	$(32,332)	$70,946	$114,925	$7,379	$—	$160,918
	Twelve Months Ended
	December 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products			$63,891	$(12,657)	$51,234	$(53)	$16,298	$—	$—	$67,479
Water & Flowback Services			(12,816)	15,482	2,666	(296)	18,092	—	—	20,462
Compression			(37,246)	(1,937)	(39,183)	42,082	69,142	1,255	1,745	75,041
Eliminations and other			(151)	—	(151)	—	—	—	—	(151)
Subtotal			13,678	888	14,566	41,733	103,532	1,255	1,745	162,831
Corporate and other			(57,721)	(3,841)	(61,562)	15,513	521	6,508	(1,745)	(40,765)
TETRA excluding Discontinued Operations	$(44,794)	$751	$(44,043)	$(2,953)	$(46,996)	$57,246	$104,053	$7,763	$—	$122,066

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt (Unaudited)

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2018, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2018
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$24.2	$15.9	$40.0

Carrying value of long-term debt:
Term Credit Agreement	182.5	—	182.5
Senior Notes outstanding	—	633.0	633.0
Net debt	$158.3	$617.1	$775.5

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(In Thousands)
Consolidated
Net cash provided by operating activities	$44,953	$27,761	$46,586	$64,595
ARO settlements	35	15	35	565
Capital expenditures, net of sales proceeds	(34,487)	(23,260)	(140,793)	(51,061)
Consolidated adjusted free cash flow	10,501	4,516	(94,172)	14,099

CSI Compressco LP
Net cash provided by operating activities	23,605	14,496	30,121	39,068
Capital expenditures, net of sales proceeds	(25,325)	(11,413)	(103,489)	(25,126)
CSI Compressco free cash flow	(1,720)	3,083	(73,368)	13,942

TETRA Only
Cash from operating activities	21,348	13,265	16,465	27,559
ARO settlements	35	15	35	565
Capital expenditures, net of sales proceeds	(9,162)	(11,847)	(37,304)	(27,967)
Free cash flow before ARO settlements	12,221	1,433	(20,804)	157
Distributions from CSI Compressco LP	3,087	2,905	12,070	14,242
Adjusted free cash flow	15,308	4,338	(8,734)	14,399

     * Includes the impact from discontinued operations.  See schedule J to exclude the impact from discontinued operations.

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(In Thousands)
TETRA Only
Cash from operating activities	$ 21,348	$ 2,971	$ 13,265	$ 16,465	$ 27,559
Less: Discontinued operations operating activities (adjusted EBITDA)(1)	(325)	(1,704)	146	(10,184)	(4,835)
Cash from continued operating activities	21,673	4,675	13,119	26,649	32,394
Less: Continuing operations capital expenditures(2)	(9,162)	(8,270)	(11,663)	(35,618)	(22,181)
Plus: Distributions from CSI Compressco LP	3,087	3,037	2,905	12,070	14,242
TETRA only adjusted free cash flow from continuing operations	$ 15,598	$ (558)	$ 4,361	$ 3,101	$ 24,455

(1) Reconciled to loss from discontinued operations as follows:
	Three Months Ended			Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(In Thousands)
Loss from discontinued operations	(325)	796	(3,248)	(7,443)	(17,389)
Plus: Income tax provision (benefit)	-	-	335	(2,326)	448
Plus: Depreciation & amortization	-	-	3,059	2,085	12,106
Less: non-recurring legal settlement payment	-	2,500	-	2,500	-
Less: Discontinued operations adjusted EBITDA	(325)	(1,704)	146	(10,184)	(4,835)

(2) Reconciled to TETRA only capital expenditures as follows:
	Three Months Ended			Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(In Thousands)
TETRA only capital expenditures	(9,162)	(8,270)	(11,847)	(37,304)	(27,967)
Less: Discontinued operations capital expenditures	-	-	(184)	(1,686)	(5,786)
Plus: Continuing operations capital expenditures	(9,162)	(8,270)	(11,663)	(35,618)	(22,181)

Schedule K – Non-GAAP Reconciliation to Compression and Related Services Gross Profit and Gross Margin Excluding the Impact of Tax Contingency (Unaudited)

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018

Revenue of Compression and related services	$ 60,582	$ 58,869

Cost of Compression and related services, excluding depreciation	34,165	31,074

Gross Profit of Compression and related services	26,417	27,795

Gross Margin	43.6%	47.2%

Non-income tax contingency	2,110	-

Gross Profit excluding the impact of tax contingency	28,527	27,795

Gross Margin excluding the impact of tax contingency	47.1%	47.2%